UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 2, 2017

EMERGENT BIOSOLUTIONS INC.
(Exact name of registrant as specified in its charter)

DELAWARE	001-33137	14-1902018
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

400 Professional Drive, Suite 400,
Gaithersburg, Maryland 20879
 (Address of principal executive offices, including zip code)

(240) 631-3200
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company     ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01 Completion of Acquisition or Disposition of Assets.

On October 2, 2017, pursuant to the Asset Purchase Agreement, dated as of July 19, 2017 (the "Agreement"), by and among Emergent BioSolutions Inc., Human Genome Sciences, Inc. ("HGS"), and GlaxoSmithKline LLC ("GSK" and, collectively with HGS, the "Seller"), Emergent completed the previously announced acquisition of certain assets and liabilities of Seller relating to Seller's raxibacumab product. At the closing, Emergent paid $76 million in cash for the assets, and the Agreement includes potential milestone payments of up to $20 million in the aggregate, tied to the achievement of certain product sale and manufacturing-related events.

Emergent acquired, among other assets, raxibacumab, including corresponding product rights, regulatory approvals and intellectual property rights. Emergent plans to assume an existing multi-year contract with the Biomedical Advanced Research and Development Authority for the purchase and delivery of raxibacumab to the Strategic National Stockpile.

The completion of the acquisition follows the satisfaction or waiver by the parties, as applicable, of all closing conditions, including expiration of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

Additional information and details regarding the Agreement and the acquisition were previously disclosed in Item 1.01 of Emergent's Form 8-K filed on July 25, 2017, which is incorporated by reference into this Item 2.01. The foregoing description of the terms and conditions of the Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement, which is filed herewith as Exhibit 2 and incorporated herein by reference.

The Agreement is not intended to provide any other factual information about Emergent or Seller.  In particular, the assertions embodied in the representations and warranties contained in the Agreement were qualified by information in the disclosure schedules provided by Seller to Emergent in connection with the signing of the Agreement or in filings of the parties with the Securities and Exchange Commission. These confidential disclosure schedules contain information that modifies, qualifies and creates exceptions to the representations and warranties and certain covenants set forth in the Agreement. Moreover, certain representations, warranties and covenants in the Agreement were used for the purposes of allocating risk between Emergent and the Seller rather than establishing matters of fact or reflecting what investors may view as material. Accordingly, the representations and warranties and covenants in the Agreement or any descriptions thereof should not be relied on as a characterization of the actual state of facts about Emergent or Seller or their respective subsidiaries or affiliates. Additionally, the representations, warranties, covenants, conditions and other terms of the Agreement were made subject to subsequent waiver or modification. Moreover, information concerning the subject matter of the representations and warranties and covenants in the agreement may have changed after the date of the agreement, which subsequent information may or may not be fully reflected in Emergent's or the Seller's public disclosures.

Item 7.01 Regulation FD Disclosure.

On October 3, 2017, Emergent issued a press release announcing completion of the acquisition, which is filed as Exhibit 99 hereto.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
2**	Asset Purchase Agreement, dated July 19, 2017, by and between Human Genome Sciences, Inc., GlaxoSmithKline LLC, and Emergent BioSolutions Inc.*.
99	Press release, dated October 3, 2017.

*
The schedules and exhibits to the Asset Purchase Agreement have been omitted in accordance with Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule or exhibit will be furnished to the Securities and Exchange Commission upon request.

**
Confidential treatment has been requested for certain portions of this Exhibit pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended, which portions are omitted and filed separately with the SEC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EMERGENT BIOSOLUTIONS INC.

Dated: October 3, 2017	By:	/s/ ROBERT G. KRAMER, SR.
Name: Robert G. Kramer, Sr. Title: Executive Vice President, Administration, and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
2**	Asset Purchase Agreement, dated July 19, 2017, by and between Human Genome Sciences, Inc., GlaxoSmithKline LLC, and Emergent BioSolutions Inc.*.
99	Press release, dated October 3, 2017.

*
The schedules and exhibits to the Asset Purchase Agreement have been omitted in accordance with Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule or exhibit will be furnished to the Securities and Exchange Commission upon request.

**
Confidential treatment has been requested for certain portions of this Exhibit pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended, which portions are omitted and filed separately with the SEC.